UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2025 (July 23, 2025)

BankUnited, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35039	27-0162450
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14817 Oak Lane,	Miami Lakes,	FL	33016
(Address of principal executive offices)			(Zip Code)

(Registrant’s telephone number, including area code): (305) 569-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.01 Par Value	BKU	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On July 23, 2025, BankUnited, Inc. (the “Company”) announced the hiring of James G. Mackey as a Senior Executive Vice President of Finance, effective as of August 15, 2025. Mr. Mackey is expected to succeed Leslie N. Lunak as Chief Financial Officer of the Company, effective as of November 1, 2025.

Mr. Mackey, 57, served as Senior Vice President and Chief Financial Officer of VIP Play, Inc., an innovative start-up company in the mobile sports gaming sector, from 2024 through August 2025. From 2020 through 2024, Mr. Mackey served as Executive Vice President and Chief Financial Officer of Wells Fargo’s consumer lending division, where he led the finance team supporting the newly formed division. His responsibilities included supporting strategic initiatives to optimize earnings, minimize operational risk, and increase enterprise value. From 2019 through 2020, Mr. Mackey served as Senior Advisor for the Federal Home Loan Mortgage Corporation (“FHLMC”), following his tenure as Chief Financial Officer of FHLMC from 2013 through 2019. As CFO, Mr. Mackey helped guide the strategic execution of an enterprise-wide transformation, implemented an updated capital management framework, and had a leadership role in initiatives to improve the overall housing finance system. From 2010 through 2013, Mr. Mackey served as Chief Financial Officer and Executive Vice President of Ally Financial where he previously held the position of Senior Finance Executive and Vice President from 2009 to 2010. From 1998 to 2009, Mr. Mackey served in various roles at Bank of America. Mr. Mackey began his career at PwC and holds a master’s degree in accounting and a bachelor’s degree in business administration from the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill.

In connection with Mr. Mackey’s hiring, the Company and Mr. Mackey entered into an offer letter pursuant to which Mr. Mackey’s annual base salary will be $600,000, his target annual bonus opportunity will be $600,000 (prorated for 2025 based on his hire date) and his target annual equity award opportunity will be $800,000 (prorated for 2025 based on his hire date). In addition, in connection with his hire, Mr. Mackey will receive a restricted stock unit award with a grant date value of $1,000,000, 1/3 of which will vest on each of the first three anniversaries of the grant date, and a one-time relocation bonus of $150,000. If Mr. Mackey’s employment is involuntarily terminated without cause not in connection with a change in control, he will be eligible for severance benefits of six months base salary and six months of COBRA premiums, subject to his execution of a release of claims.

The Company and Mr. Mackey also entered into a retention letter providing for the opportunity to receive a retention bonus in the event of a change in control of the Company. If Mr. Mackey remains employed with the Company or its successor six months following a change in control, he will be eligible for a retention bonus equal to (a) three times his annual base salary, if the change in control occurs prior to the first anniversary of his continuous employment with the Company, (b) two times his annual base salary if the change in control occurs on or after the first anniversary of his continuous employment with the Company and prior to the second anniversary of his continuous employment with the Company or (c) one times his annual base salary if the change in control occurs on or after the second anniversary of his continuous employment with the Company. Mr. Mackey will also be eligible for the retention bonus if his employment is terminated without cause or due to a reduction in his base salary between the change in control and the date the retention bonus vests, subject to his execution of a release of claims.

The foregoing descriptions of the terms and conditions of the offer letter and retention letter with Mr. Mackey do not purport to be complete and are qualified in their entirety by reference to the full text thereof, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	July 25, 2025	BANKUNITED, INC.

/s/ Leslie N. Lunak
		Name:	Leslie N. Lunak
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	BankUnited, Inc. Offer Letter for James G. Mackey
10.2	BankUnited, Inc. Retention Letter for James G. Mackey
3